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                                                                    EXHIBIT 99.1



For Further Information:

THE SANDS REGENT                          COFFIN COMMUNICATIONS GROUP
345 North Arlington Avenue                15300 Ventura Boulevard, Suite 303
Reno, NV  89501                           Sherman Oaks, CA  91403
(775) 348-2210                            (818) 789-0100
(775) 348-6241 Fax                        (818) 789-1152 Fax
Contact:  David Wood, CFO                 Contact:  William Coffin, CEO
                                                    Sean Collins, Vice President

FOR IMMEDIATE RELEASE:

                  THE SANDS REGENT TO EXPAND CASINO OPERATIONS:
                   ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE
                         GOLD RANCH CASINO AND RV RESORT

- HIGH-PROFILE, HIGH-TRAFFIC RESORT ON INTERSTATE 80 INCLUDES TOP-VOLUME NORTHERN CALIFORNIA LOTTERY OUTLET, TOP-FIVE-RANKED ARCO GAS STATION

-   COMPANY TO HOST CONFERENCE CALL ON ACQUISITION THURSDAY, JANUARY 3

RENO, NEVADA, JANUARY 2, 2002 -- The Sands Regent (NASDAQ: SNDS) today announced a definitive agreement to purchase the Gold Ranch Casino and RV Resort to further its strategy of expanding operations in Northern Nevada.

The Sands Regent plans to acquire Gold Ranch, located on Interstate 80 twelve miles west of Reno and two miles west of Verdi, Nevada. Visible from Interstate 80, Gold Ranch is the first casino gaming attraction that travelers encounter on Interstate 80 when entering Nevada from California, and the last when leaving.

The consideration to be paid for the Gold Ranch Casino and RV Resort includes cash, common stock of The Sands Regent and new and assumed debt. The final price will be based on the property's trailing twelve-month EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) preceding closing at a capitalization rate of approximately 20%.

Closing of the transaction is expected in the spring of 2002, subject to approval by Nevada gaming authorities and other contingencies.

The Gold Ranch Casino and RV Resort facilities include an 8,000-square-foot casino offering approximately 300 slot machines, a video arcade, a coffee shop, a fast food restaurant, two bars and a convenience store. The facilities also include an ARCO gas station, a State of California lottery outlet and a 105-space RV park, opened in July 2001, with all of the amenities.

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January 2, 2002
The Sands Regent to Expand Casino Operations: Enters into Definitive Agreement to Acquire Gold Ranch Casino and RV Resort
Page 2 of 2


The ARCO station offers very competitive pricing and is a significant draw for California-bound vehicles. Gasoline sales from the ARCO station have ranked it among the top five ARCO stations in the United States.

The California lottery outlet is the closest and most convenient California lottery outlet to the Reno metropolitan area. It is also a draw from smaller Northern California communities. This outlet is consistently in the top three California lottery outlets and is Number One in Northern California.

Ferenc B. Szony, President and CEO of The Sands Regent, stated, "We are very pleased to welcome the Gold Ranch Casino and RV Resort operations to our Sands Regency Casino and Hotel family. Gold Ranch will complement our downtown Reno facility and will allow for cross-marketing programs that will benefit both facilities.

"Further, the mix of amenities at Gold Ranch will enhance our portfolio of holdings and be beneficial in attracting more customers, both local residents and Interstate 80 vehicular travelers. We see this acquisition as a real plus and expect it to positively impact the financial condition of the Company. It is an important first step in our diversification strategy to improve shareholder value."

CONFERENCE CALL SCHEDULED FOR 10:00 A.M. PST THURS., JAN. 3, 2002

The Company will be holding a conference call to discuss the Gold Ranch acquisition on Thursday, January 3 at 10:00 a.m. PST (1:00 p.m. EST). To participate in the live conference call, please dial (800) 340-1362 five to ten minutes prior to the scheduled start of the call to register. Please indicate the confirmation number 2820518. No password is required.

A replay of the conference call will be available approximately two hours after it concludes and will be available for thirty days. For the replay, please dial
(800) 642-1687 and enter the confirmation number 2820518.

ABOUT THE SANDS REGENT

The Sands Regent presently owns and operates the Sands Regency Casino Hotel in downtown Reno, Nevada. The Sands Regency is an 850-room hotel and casino with 29,000 square feet of gaming space offering table games, keno, bingo and slot machines. In addition to complete amenities and on-site brand-name restaurants, the Company's property also includes a 12,000 square foot convention and meeting center which seats close to 1,000 people.

Statements contained in this release, which are not historical facts, are "forward-looking" statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements.



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January 2, 2002
The Sands Regent to Expand Casino Operations: Enters into Definitive Agreement to Acquire Gold Ranch Casino and RV Resort
Page 2 of 2


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